Exhibit 99.1

October 24, 2024	For More Information Contact:
For Immediate Release	Janet Verneuille, SEVP and CFO
(516) 671-4900, Ext. 7462

THE FIRST OF LONG ISLAND CORPORATION

REPORTS EARNINGS FOR THE THIRD QUARTER OF 2024

Melville, New York, October 24, 2024 (GLOBE NEWSWIRE) – The First of Long Island Corporation (Nasdaq: FLIC, the “Company” or the “Corporation”), the parent of The First National Bank of Long Island (the “Bank”), reported earnings for the three and nine months ended September 30, 2024.

President and Chief Executive Officer Chris Becker commented on the Company's results: "We are encouraged by a second consecutive linked quarter showing improvements in key financial metrics.  After an increase in the net interest margin of one basis point in the second quarter of 2024 from the first quarter of 2024, the margin increased nine basis points in the third quarter of 2024 when compared to second quarter of 2024.  We are optimistic the trend will continue during the fourth quarter of this year.  Excluding merger and branch consolidation expenses, our noninterest expense remains well controlled and in line with expectations.  Finally, our credit quality results remained strong."

Analysis of Earnings - Nine Months Ended September 30, 2024

Net income and earnings per share ("EPS") for the nine months ended September 30, 2024, were $13.8 million and $0.61, respectively, as compared to $20.2 million and $0.89, respectively, in the same period of 2023.  Adjusted net income and EPS for the current nine-month period, which exclude merger and branch consolidation expenses, were $14.8 million and $0.66, respectively (see "Non-GAAP Reconciliation" table at the end of this release). The principal drivers of the change in adjusted net income were a decline in net interest income of $11.7 million, or 17.5%, and a provision for credit losses of $740,000 as compared to a provision reversal of $1.2 million in the prior period, partially offset by a loss on sales of securities of $3.5 million in the first quarter of 2023, an increase in remaining noninterest income of $1.4 million, and decreases in noninterest expense of $1.2 million and income tax expense of $2.2 million. The nine months ended 2024 produced a return on average assets ("ROA") of 0.44%, a return on average equity ("ROE") of 4.88%, an efficiency ratio of 76.39%, and a net interest margin of 1.83%.  Excluding merger and branch consolidation expenses, adjusted ROA and ROE were 0.47% and 5.23%, respectively, and the adjusted efficiency ratio was 74.21% (see "Non-GAAP Reconciliation" table at the end of this release).

Net interest income declined when comparing the first nine months of 2024 and 2023 due to an increase in interest expense of $23.4 million that was only partially offset by a $11.7 million increase in interest income. The cost of interest-bearing liabilities increased 109 basis points while the yield on interest-earning assets increased 38 basis points when comparing the nine-month periods.  The Bank's balance sheet remains liability sensitive, however the pace of repricing of average interest-earning assets began outpacing the repricing of average interest-bearing liabilities in the third quarter.

The Bank recorded a provision for credit losses of $740,000 for the nine months ended 2024, compared to a provision reversal of $1.2 million in the same period of 2023. The allowance for credit losses declined when compared to year-end 2023 largely due to declines in historical loss rates and reserves on individually evaluated loans, partially offset by a deterioration in current and forecasted economic conditions, including adjustments for rent stabilization status of multifamily properties. The reserve coverage ratio remained stable at 0.88% of total loans at September 30, 2024 as compared to 0.88% at June 30, 2024 and 0.89% at December 31, 2023. Past due loans and nonaccrual loans were at $346,000 and $2.9 million, respectively, on September 30, 2024. Overall credit quality of the loan and investment portfolios remains strong.

Noninterest income, excluding the loss on sales of securities of $3.5 million in the 2023 period, increased $1.4 million, or 19.1%, when comparing the first nine months of 2024 and 2023. Recurring components of noninterest income including bank-owned life insurance (“BOLI”) and service charges on deposit accounts had increases of 8.0% and 13.4%, respectively. Other noninterest income increased 33.2% and included increases of $469,000 in merchant card services, $232,000 in back-to-back swap fees, and $181,000 in pension income, which were partially offset by a gain on disposition of premises and fixed assets of $240,000 in 2023.

Noninterest expense increased $254,000, or 0.5%, for the nine months of 2024, as compared to the same period in 2023. Excluding merger and branch consolidation expenses, adjusted noninterest expense decreased by $1.2 million (See "Non-GAAP Reconciliation" table at the end of this release).  Reductions in occupancy and equipment expense of $685,000 and telecommunication expense of $383,000 drove the decline in adjusted noninterest expense. The decrease in occupancy and equipment expense was largely due to the ongoing branch optimization strategy, which resulted in the closing of various locations. Telecom expense decreased mainly due to efficiencies associated with system upgrades.

Income tax expense decreased $2.7 million, and the effective tax rate declined to (0.3)% for the nine months ended 2024 as compared to 11.6% for the same period in prior year. The decline in the effective tax rate is mainly due to an increase in the percentage of pre-tax income derived from the Bank’s real estate investment trust reducing the state and local income tax due. The decrease in income tax expense reflects the lower effective tax rate and a decline in pre-tax income.

Analysis of Earnings – Third Quarter 2024 Versus Third Quarter 2023

Net income for the third quarter of 2024 decreased $2.2 million as compared to the third quarter of last year. Adjusted net income for the third quarter decreased by $1.2 million (see "Non-GAAP Reconciliation" table at the end of this release). The change in adjusted net income is mainly attributable to a $2.8 million decline in net interest income for substantially the same reasons discussed above with respect to the nine-month periods along with a $341,000 increase in the provision for credit losses.  Partially offsetting the decreases, was an increase in noninterest income of $966,000 for substantially the same reasons discussed above with respect to the nine-month periods.  The quarter produced a ROA of 0.44%, a ROE of 4.77%, an efficiency ratio of 79.09%, and a net interest margin of 1.89%.  On an adjusted basis, ROA and ROE were 0.53% and 5.79%, respectively, and the efficiency ratio was 72.69% (see "Non-GAAP Reconciliation" table at the end of this release).

Analysis of Earnings –Third Quarter 2024 Versus Second Quarter 2024

Net income for the third quarter of 2024 decreased $199,000 compared to the second quarter of 2024. Adjusted net income for the third quarter increased by $782,000 (see "Non-GAAP Reconciliation" table at the end of this release). The increase in adjusted net income was partially due to an increase in net interest income of $169,000, a decrease in the provision for credit losses of $400,000, and an increase in back-to-back swap fees of $232,000.

Net interest income increased due to an increase in net interest margin. The increase in the net interest margin to 1.89% in the third quarter of 2024 from 1.80% in the second quarter of 2024 was largely due to the repricing of wholesale funding at lower costs largely offsetting the increase in cost of other interest-bearing liabilities while the yield on interest-earning assets continued to rise. Additionally, average interest-bearing deposits decreased $35.8 million and average higher cost borrowings decreased $65.6 million.

The decrease in income tax expense was substantially due to the same reasons discussed above with respect to the nine-month periods.

Liquidity

Total average deposits declined by $89.6 million, or 2.6%, when comparing the nine-month periods of 2024 and 2023. On September 30, 2024, overnight advances and other borrowings were down by $70.0 million and $27.5 million, respectively, from year-end 2023. The Bank had $582.8 million in collateralized borrowing lines with the Federal Home Loan Bank of New York and the Federal Reserve Bank, as well as a $20 million unsecured line of credit with a correspondent bank. We also had $312.9 million in unencumbered cash and securities. In total, we had approximately $915.7 million of available liquidity on September 30, 2024.  At September 30, 2024, uninsured deposits were 45.9% of total deposits.

Capital

The Corporation’s capital position remains strong with a leverage ratio of approximately 10.13% on September 30, 2024.  Book value per share was $17.25 on September 30, 2024, versus $16.83 on December 31, 2023. The accumulated other comprehensive loss component of stockholders’ equity is mainly comprised of a net unrealized loss in the available-for-sale securities portfolio due to higher market interest rates. The Company declared its quarterly cash dividend of $0.21 per share during the quarter. There were no share repurchases during the quarter. The Board and management continue to evaluate the quarterly dividend to provide the best opportunity to maximize shareholder value.

Forward Looking Information

This earnings release contains various “forward-looking statements” within the meaning of that term as set forth in Rule 175 of the Securities Act of 1933 and Rule 3b-6 of the Securities Exchange Act of 1934. Such statements are generally contained in sentences including the words “may” or “expect” or “could” or “should” or “would” or “believe” or “anticipate”. The Corporation cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in interest rates; deposit flows and the cost of funds; demand for loan products; competition; changes in management’s business strategies; changes in accounting principles, policies or guidelines; changes in real estate values; and other factors discussed in the “risk factors” section of the Corporation’s filings with the Securities and Exchange Commission (“SEC”). The forward-looking statements are made as of the date of this press release, and the Corporation assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

For more detailed financial information please see the Corporation’s quarterly report on Form 10-Q for the quarter ended September 30, 2024. The Form 10-Q will be available through the Bank’s website at www.fnbli.com on or about October 28, 2024, when it is anticipated to be electronically filed with the SEC. Our SEC filings are also available on the SEC’s website at www.sec.gov.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	9/30/2024	12/31/2023
	(dollars in thousands)
Assets:
Cash and cash equivalents	$78,568	$60,887
Investment securities available-for-sale, at fair value	659,696	695,877

Loans:
Commercial and industrial	146,440	116,163
Secured by real estate:
Commercial mortgages	1,950,008	1,919,714
Residential mortgages	1,103,937	1,166,887
Home equity lines	36,962	44,070
Consumer and other	1,150	1,230
	3,238,497	3,248,064
Allowance for credit losses	(28,647)	(28,992)
	3,209,850	3,219,072

Restricted stock, at cost	28,191	32,659
Bank premises and equipment, net	30,180	31,414
Right-of-use asset - operating leases	20,359	22,588
Bank-owned life insurance	116,192	114,045
Pension plan assets, net	10,421	10,740
Deferred income tax benefit	27,779	28,996
Other assets	20,243	19,622
	$4,201,479	$4,235,900
Liabilities:
Deposits:
Checking	$1,121,871	$1,133,184
Savings, NOW and money market	1,594,317	1,546,369
Time	610,876	591,433
	3,327,064	3,270,986

Overnight advances	—	70,000
Other borrowings	445,000	472,500
Operating lease liability	22,876	24,940
Accrued expenses and other liabilities	17,958	17,328
	3,812,898	3,855,754
Stockholders' Equity:
Common stock, par value $0.10 per share:
Authorized, 80,000,000 shares;
Issued and outstanding, 22,532,080 and 22,590,942 shares	2,253	2,259
Surplus	79,157	79,728
Retained earnings	355,541	355,887
	436,951	437,874
Accumulated other comprehensive loss, net of tax	(48,370)	(57,728)
	388,581	380,146
	$4,201,479	$4,235,900

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Nine Months Ended		Three Months Ended
	9/30/2024	9/30/2023	9/30/2024	9/30/2023
	(dollars in thousands)
Interest and dividend income:
Loans	$102,679	$94,706	$35,026	$32,818
Investment securities:
Taxable	20,701	15,877	6,229	6,594
Nontaxable	2,872	3,976	955	1,004
	126,252	114,559	42,210	40,416
Interest expense:
Savings, NOW and money market deposits	33,637	22,188	12,117	8,802
Time deposits	20,748	13,086	6,712	5,785
Overnight advances	392	596	125	50
Other borrowings	16,283	11,782	4,656	4,347
	71,060	47,652	23,610	18,984
Net interest income	55,192	66,907	18,600	21,432
Provision (credit) for credit losses	740	(1,227)	170	(171)
Net interest income after provision (credit) for credit losses	54,452	68,134	18,430	21,603

Noninterest income:
Bank-owned life insurance	2,573	2,383	876	809
Service charges on deposit accounts	2,543	2,243	842	703
Net loss on sales of securities	—	(3,489)	—	—
Other	3,732	2,802	1,492	732
	8,848	3,939	3,210	2,244
Noninterest expense:
Salaries and employee benefits	29,169	29,268	9,695	9,649
Occupancy and equipment	9,289	9,974	2,965	3,253
Merger expenses	866	—	866	—
Branch consolidation expenses	547	—	547	—
Other	9,635	10,010	3,378	3,262
	49,506	49,252	17,451	16,164
Income before income taxes	13,794	22,821	4,189	7,683
Income tax (credit) expense	(38)	2,641	(410)	883
Net income	$13,832	$20,180	$4,599	$6,800

Share and Per Share Data:
Weighted Average Common Shares	22,520,026	22,538,520	22,529,051	22,569,716
Dilutive restricted stock units	87,716	69,010	138,272	86,914
Dilutive weighted average common shares	22,607,742	22,607,530	22,667,323	22,656,630

Basic EPS	$0.61	$0.90	$0.20	$0.30
Diluted EPS	0.61	0.89	0.20	0.30
Cash Dividends Declared per share	0.63	0.63	0.21	0.21

FINANCIAL RATIOS
(Unaudited)
ROA	0.44%	0.64%	0.44%	0.63%
ROE	4.88	7.29	4.77	7.34
Net Interest Margin	1.83	2.21	1.89	2.13
Dividend Payout Ratio	103.28	70.79	105.00	70.00
Efficiency Ratio	76.39	65.33	79.09	67.51

PROBLEM AND POTENTIAL PROBLEM LOANS AND ASSETS

(Unaudited)

	9/30/2024		12/31/2023
	(dollars in thousands)
Loans including modifications to borrowers experiencing financial difficulty:
Modified and performing according to their modified terms	$424		$431
Past due 30 through 89 days	346		3,086
Past due 90 days or more and still accruing	—		—
Nonaccrual	2,899		1,053
	3,669		4,570
Other real estate owned	—		—
	$3,669		$4,570

Allowance for credit losses	$28,647		$28,992
Allowance for credit losses as a percentage of total loans	0.88%		0.89%
Allowance for credit losses as a multiple of nonaccrual loans	9.9	x	27.5	x

AVERAGE BALANCE SHEET, INTEREST RATES AND INTEREST DIFFERENTIAL

(Unaudited)

	Nine Months Ended September 30,
	2024			2023
	Average	Interest/	Average	Average	Interest/	Average
(dollars in thousands)	Balance	Dividends	Rate	Balance	Dividends	Rate
Assets:
Interest-earning bank balances	$66,593	$2,724	5.46%	$52,163	$1,969	5.05%
Investment securities:
Taxable (1)	620,721	17,977	3.86	564,857	13,908	3.28
Nontaxable (1) (2)	152,758	3,636	3.17	209,566	5,033	3.20
Loans (1) (2)	3,236,794	102,679	4.23	3,266,184	94,708	3.87
Total interest-earning assets	4,076,866	127,016	4.15	4,092,770	115,618	3.77
Allowance for credit losses	(28,590)			(30,531)
Net interest-earning assets	4,048,276			4,062,239
Cash and due from banks	32,844			31,410
Premises and equipment, net	30,979			32,107
Other assets	122,671			115,167
	$4,234,770			$4,240,923
Liabilities and Stockholders' Equity:
Savings, NOW & money market deposits	$1,589,154	33,637	2.83	$1,668,506	22,188	1.78
Time deposits	625,553	20,748	4.43	536,529	13,086	3.26
Total interest-bearing deposits	2,214,707	54,385	3.28	2,205,035	35,274	2.14
Overnight advances	9,303	392	5.63	14,993	596	5.31
Other borrowings	457,053	16,283	4.76	377,053	11,782	4.18
Total interest-bearing liabilities	2,681,063	71,060	3.54	2,597,081	47,652	2.45
Checking deposits	1,136,738			1,236,001
Other liabilities	38,354			37,736
	3,856,155			3,870,818
Stockholders' equity	378,615			370,105
	$4,234,770			$4,240,923

Net interest income (2)		$55,956			$67,966
Net interest spread (2)			0.61%			1.32%
Net interest margin (2)			1.83%			2.21%

(1)	The average balances of loans include nonaccrual loans. The average balances of investment securities exclude unrealized gains and losses on available-for-sale securities.
(2)	Tax-equivalent basis. Interest income on a tax-equivalent basis includes the additional amount of interest income that would have been earned if the Corporation's investment in tax-exempt loans and investment securities had been made in loans and investment securities subject to federal income taxes yielding the same after-tax income. The tax-equivalent amount of $1.00 of nontaxable income was $1.27 for each period presented using the statutory federal income tax rate of 21%.

AVERAGE BALANCE SHEET, INTEREST RATES AND INTEREST DIFFERENTIAL

(Unaudited)

	Three Months Ended September 30,
	2024			2023
	Average	Interest/	Average	Average	Interest/	Average
(dollars in thousands)	Balance	Dividends	Rate	Balance	Dividends	Rate
Assets:
Interest-earning bank balances	$33,463	$453	5.39%	$66,474	$902	5.38%
Investment securities:
Taxable (1)	602,446	5,776	3.84	625,827	5,692	3.64
Nontaxable (1) (2)	152,278	1,209	3.18	161,423	1,271	3.15
Loans (1)	3,237,138	35,026	4.33	3,257,256	32,818	4.03
Total interest-earning assets	4,025,325	42,464	4.22	4,110,980	40,683	3.96
Allowance for credit losses	(28,495)			(29,981)
Net interest-earning assets	3,996,830			4,080,999
Cash and due from banks	33,028			33,420
Premises and equipment, net	30,754			32,268
Other assets	126,428			113,084
	$4,187,040			$4,259,771
Liabilities and Stockholders' Equity:
Savings, NOW & money market deposits	$1,614,294	12,117	2.99	$1,655,032	8,802	2.11
Time deposits	600,873	6,712	4.44	587,814	5,785	3.90
Total interest-bearing deposits	2,215,167	18,829	3.38	2,242,846	14,587	2.58
Overnight advances	8,793	125	5.66	3,478	50	5.70
Other borrowings	396,739	4,656	4.67	382,500	4,347	4.51
Total interest-bearing liabilities	2,620,699	23,610	3.58	2,628,824	18,984	2.87
Checking deposits	1,146,274			1,225,052
Other liabilities	36,805			38,123
	3,803,778			3,891,999
Stockholders' equity	383,262			367,772
	$4,187,040			$4,259,771

Net interest income (2)		$18,854			$21,699
Net interest spread (2)			0.64%			1.09%
Net interest margin (2)			1.89%			2.13%

(1)	The average balances of loans include nonaccrual loans. The average balances of investment securities exclude unrealized gains and losses on available-for-sale securities.
(2)	Tax-equivalent basis. Interest income on a tax-equivalent basis includes the additional amount of interest income that would have been earned if the Corporation's investment in tax-exempt investment securities had been made in investment securities subject to federal income taxes yielding the same after-tax income. The tax-equivalent amount of $1.00 of nontaxable income was $1.27 for each period presented using the statutory federal income tax rate of 21%.

NON-GAAP RECONCILIATION

(Unaudited)

The following tables provide supplemental non-GAAP financial measures which management uses internally to help understand, manage, and evaluate our business performance and to help make operating decisions. These supplemental financial measures are not measurements of financial performance under generally accepted accounting principles in the United States ("GAAP") and, as a result may not be comparable to similarly titled measures of other companies. The Corporation believes that these non-GAAP financial measures are useful to investors and analysts in comparing our performance across reporting periods on a consistent basis. The Corporation also believes the use of these non-GAAP financial measures can facilitate comparison of our operating results to those of our competitors. The following non-GAAP financial measures exclude merger related and branch consolidation expenses:

	Nine Months Ended		Three Months Ended
	9/30/2024	9/30/2023	9/30/2024	9/30/2023
	(dollars in thousands, except per share data)
Reconciliation of adjusted net income:
Net income	$13,832	$20,180	$4,599	$6,800
Adjustments to net income:
Merger expenses	866	—	866	—
Branch consolidation expenses	547	—	547	—
Income tax effect of adjustments (1)	(432)	—	(432)	—
Adjusted net income	$14,813	$20,180	$5,580	$6,800

Diluted EPS
Net income	$13,832	$20,180	$4,599	$6,800
Adjusted net income	14,813	20,180	5,580	6,800

Dilutive weighted average common shares	22,607,742	22,607,530	22,667,323	22,656,630

Diluted EPS	$0.61	$0.89	$0.20	$0.30
Adjusted Diluted EPS	0.66	0.89	0.25	0.30

ROA and ROE
Net income	$13,832	$20,180	$4,599	$6,800
Adjusted net income	14,813	20,180	5,580	6,800

Average Total Assets	$4,234,770	$4,240,923	$4,187,040	$4,259,771
Average Total Equity	378,615	370,105	383,262	367,772

ROA	0.44%	0.64%	0.44%	0.63%
Adjusted ROA	0.47	0.64	0.53	0.63

ROE	4.88%	7.29%	4.77%	7.34%
Adjusted ROE	5.23	7.29	5.79	7.34

Efficiency Ratio
Noninterest expense	$49,506	$49,252	$17,451	$16,164
Adjustments to noninterest expense:
Merger expenses	(866)	—	(866)	—
Branch consolidation expenses	(547)	—	(547)	—
Adjusted noninterest expense	$48,093	$49,252	$16,038	$16,164

Net interest income	$55,956	67,966	18,854	21,699
Noninterest income	8,848	3,939	3,210	2,244
Total revenue	$64,804	$71,905	$22,064	$23,943

Efficiency Ratio	76.39%	65.33%	79.09%	67.51%
Adjusted Efficiency Ratio	74.21	65.33	72.69	67.51
(1)	Adjustments to net income are taxed at the Corporation's approximate statutory rate.